UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

THE GREENBRIER COMPANIES, INC.
 (Exact name of registrant as specified in its charter)

Oregon	1-13146	93-0816972
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 684-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2011, (the “Effective Date”) The Greenbrier Companies, Inc. (“Greenbrier”) entered into a Second Amended and Restated Credit Agreement with Bank of America, N.A. (“BofA”), as Administrative Agent, Union Bank, National Association (“Union Bank”), as Syndication Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Manager, and the lenders identified therein (the “Amended Credit Facility”), which Amended Credit Facility amends and restates the Amended and Restated Credit Agreement dated as of November 7, 2006, as amended, entered into by Greenbrier, BofA as the U.S. Administrative Agent, and the other parties thereto.

The Amended Credit Facility allows Greenbrier to borrow, on a revolving basis, up to $245.0 million at any time outstanding, and matures on June 30, 2016, at which time all amounts outstanding are immediately due and payable.

The Amended Credit Facility is secured by substantially all of the assets of Greenbrier and its material U.S. Subsidiaries (the “Subsidiary Guarantors”), excluding the stock and assets of certain foreign subsidiaries and assets pledged as security for existing term loans. Greenbrier and the Subsidiary Guarantors entered into a Second Amended and Restated Security Agreement and Second Amended and Restated Pledge Agreement under which each of Greenbrier and the Subsidiary Guarantors granted the lenders security interests in the collateral securing their obligations under the Credit Agreement. In addition, the Subsidiary Guarantors entered into a Second Amended and Restated Continuing Guaranty under which they guaranteed the obligations of Greenbrier under the Amended Credit Facility.

Advances under the Amended Credit Facility are limited by a borrowing base formula consisting of a percentage of eligible domestic assets including inventory, receivables, leased railcars and property, plant and equipment. Outstanding borrowings under the Amended Credit Facility bear interest at a variable rate equal to the Applicable Rate (as defined in the Amended Credit Facility), plus one of the following indexes: (i) BBA LIBOR and (ii) for Dollar-denominated loans only, the Base Rate (to be defined as the highest of (a) the Bank of America “prime rate”, (b) the Federal Funds rate plus .50% and (c) a daily rate equal to one-month BBA LIBOR plus 1.0%).

The Amended Credit Facility contains customary representations, warranties and covenants, including specified restrictions on indebtedness, dispositions, restricted payments, transactions with affiliates, liens, fundamental changes, sale and leaseback transactions and other restrictions. The Amended Credit Facility also requires Greenbrier to comply with a Consolidated Adjusted Interest Coverage Ratio (as defined in the Amended Credit Facility) covenant and a Consolidated Capitalization Ratio (as defined in the Amended Credit Facility) covenant. It also contains customary events of default, which include the occurrence of any Change of Control (as defined in the Amended Credit Facility). If an event of default occurs, then, to the extent permitted in the Amended Credit Facility, the Administrative Agent may terminate the commitments under the Amended Credit Facility, accelerate any outstanding loans under the Amended Credit Facility and demand the deposit of cash collateral equal to the lenders’ letter of credit exposure plus interest thereon under the Amended Credit Facility.

The description of the Amended Credit Facility in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Amended Credit Facility, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

BofA, Union Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated and certain of the other lenders under the Amended Credit Facility have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for Greenbrier and is subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

To the extent required by Item 1.01 of Form 8-K, the information contained in (or incorporated by reference into) Items 1.02 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the entry into the Amended Credit Facility, Greenbrier repaid on June 30, 2011 all outstanding obligations outstanding under the Credit Agreement, dated June 10, 2009, among Greenbrier, WLR Recovery Fund IV, L.P. and WLR IV Parallel ESC, L.P. as holders, the other holders party thereto, and WL Ross & Co. LLC, as Administrative Agent (the “WLR Credit Agreement”), thereby terminating its obligations thereunder. Immediately prior to its repayment and termination, there were outstanding borrowings of $71.75 million under the WLR Credit Agreement.

Two directors of Greenbrier, Mr. Wilbur L. Ross, Jr. and Ms. Wendy L. Teramoto, are affiliates of WL Ross & Co. LLC and another director of Greenbrier, Ms. Victoria McManus, is a holder of a portion of Greenbrier’s debt under the WLR Credit Agreement. Certain other material relationships between Greenbrier and the other parties to the WLR Credit Agreement and/or their affiliates, including a warrant agreement, an investor rights and restrictions agreement, and a railcar leasing portfolio transaction have been previously disclosed in Greenbrier’s definitive proxy statement filed with the Securities and Exchange Commission on November 24, 2010, which disclosures are incorporated herein by reference. The payment of all amounts outstanding under the WLR Credit Agreement was approved by a majority of the disinterested, independent members of Greenbrier’s Board of Directors.

To the extent required by Item 1.02 of Form 8-K, the information contained in (or incorporated by reference into) Items 1.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the entry into the Amended Credit Facility, on June 30, 2011 borrowings by Greenbrier under the Amended Credit Facility were approximately $75.0 million and outstanding letters of credit were approximately $3.9 million.

To the extent required by Item 2.03 of Form 8-K, the information contained in (or incorporated by reference into) Items 1.01 and 1.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Seconded Amended and Restated Credit Agreement, dated as of June 30, 2011, by and among The Greenbrier Companies, Inc., Bank of America, N.A., as Administrative Agent, Union Bank, National Association, as Syndication Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Manager, and the lenders identified therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
(Registrant)
Date: July 7, 2011	By:	/s/ Mark J. Rittenbaum

Mark J. Rittenbaum Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

10.1	Seconded Amended and Restated Credit Agreement, dated as of June 30, 2011, by and among The Greenbrier Companies, Inc., Bank of America, N.A., as Administrative Agent, Union Bank, National Association, as Syndication Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Manager, and the lenders identified therein